Exhibit 10.1

PREFERRED STOCK REPURCHASE AGREEMENT

This Preferred Stock Repurchase Agreement (this “Agreement”) is entered into as of August 11, 2006, by and among US LEC Corp., a Delaware corporation (the “Company”), the persons identified on the signature pages hereto as the “Bain Seller” and the “THL Sellers”, solely to the extent provided in paragraph 21, PAETEC Corp., a Delaware corporation (“PAETEC”), and, solely to the extent provided in paragraph 21, each of Richard T. Aab (“Mr. Aab”), Melrich Associates, L.P., a New York limited partnership (“Melrich”), and Tansukh V. Ganatra (together with Mr. Aab and Melrich, the “Former Class B Stockholders”). The Bain Seller and the THL Sellers are collectively referred to in this Agreement as the “Sellers”.

On this date, the Company, PAETEC, WC Acquisition Holdings Corp., a Delaware corporation and wholly-owned direct subsidiary of PAETEC (the “Holding Company”), WC Acquisition Sub U Corp., a Delaware corporation and a wholly-owned direct subsidiary of the Holding Company (“Merger Sub U”), and WC Acquisition Sub P Corp., a Delaware corporation and a wholly-owned direct subsidiary of the Holding Company (“Merger Sub P”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, and subject to the terms and conditions thereof, Merger Sub U and Merger Sub P will merge, respectively, with and into the Company and PAETEC, respectively, whereby each share of Class A Common Stock of the Company (the “Company Common Stock”) will be converted into the right to receive the US LEC Merger Consideration (as defined in Section 2.1(a) of the Merger Agreement) and each share of Class A Common Stock of PAETEC (the “PAETEC Common Stock”) will be converted into the right to receive the PAETEC Merger Consideration (as defined in Section 2.1(d) of the Merger Agreement) (such transactions are referred to herein individually as the “Company Merger” and the “PAETEC Merger”, respectively, and collectively as the “Mergers”), as a result of which the holders of Company Common Stock and PAETEC Common Stock will together own all of the outstanding shares of Common Stock of the Holding Company (and the Holding Company will, in turn, own all of the outstanding shares of common stock of the surviving corporation in the Company Merger and all of the outstanding shares of common stock of the surviving corporation in the PAETEC Merger). As an integral part of the transactions contemplated by the Merger Agreement and either immediately prior to or as of the effective time of the Company Merger, all of the Company’s outstanding shares of Series A Convertible Preferred Stock (together with any accrued but unpaid dividends thereon, the “Preferred Stock”) held by the Sellers will be repurchased for cash on the terms and conditions set forth in this Agreement. Capitalized terms used herein without being defined have the same meanings that they are given in the Company’s Certificate of Designation relating to the Preferred Stock (the “Designation”).

1. Purchase and Sale of Preferred Stock. The Sellers and the Company agree that, immediately prior to or as of the effective time of the Company Merger (such timing to be determined by the Company), (a) the Sellers will sell, transfer, and deliver to the Company, free and clear of any liens, claims or encumbrances of any kind created by the Sellers (other than pursuant to the Preferred Stock Agreements (as defined in paragraph 5)), all of the shares of Preferred Stock issued to them which shall include the 200,000 shares issued on April 11, 2000

(the “Original Shares”) and the total number of shares of Preferred Stock paid or accrued as dividends in kind through the day (the “Closing Date”) on which the effective time of the Company Merger occurs (the “Dividend Shares” and, together with the Original Shares, the “Shares”) and (b) the Company will pay $1,000 for each of the Original Shares and a price per share for each of the Dividend Shares equal to the amount determined by dividing (i) the excess of (A) the Liquidation Value for all Shares as of the Closing Date over (B) $230,000,000 (representing the $200,000,000 to be paid for the Original Shares and a $30,000,000 discount agreed to be the parties) by (ii) the number of Dividend Shares outstanding on the Closing Date. The Sellers agree that, upon the occurrence of such sale of the Shares, the Sellers shall have no further rights relating to the Preferred Stock, including as to any accrued but unpaid dividends. The number of Original Shares and Dividend Shares held as of July 11, 2006 by each Seller is set forth on Exhibit A to this Agreement.

2. Conditions; Closing. The Company’s obligation to purchase the Shares pursuant to paragraph 1 is subject to (w) the representations and warranties of each of the Sellers contained in paragraph 8 hereof being true and correct in all material respects on and as of the Closing Date as if made on and as of such date, (x) the compliance by each of the Sellers in all material respects with all of the covenants and agreements set forth in this Agreement that are required to be performed or complied with by each of the Sellers on or before the Closing Date, (y) the receipt of an adequate surplus opinion, dated on or about the Closing Date, addressed to the Company’s Board of Directors of an independent appraisal firm reasonably acceptable to the Company (it being agreed that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. is reasonably acceptable to the Company) and (z) the consummation of the Company Merger as of or immediately following such purchase of the Shares pursuant to paragraph 1 (it being understood that the Company’s and PAETEC’s obligations to cause the consummation of the Company Merger is subject to the conditions set forth in the Merger Agreement). The Sellers’ obligations to sell the Shares pursuant to paragraph 1 are subject to (a) the representations and warranties of the Company contained in paragraph 8 hereof being true and correct in all material respects on and as of the Closing Date as if made on and as of such date, (b) the compliance by the Company in all material respects with all of the covenants and agreements set forth in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date, and the provision by the Company to each Seller (or its attorney-in-fact) of such supporting documents with respect to the repurchase of the Shares pursuant to this Agreement as may be reasonably requested by the Sellers, (c) the receipt of an adequate surplus opinion, dated on or about the Closing Date, addressed to the Company’s Board of Directors of an independent appraisal firm reasonably acceptable to the Sellers (it being agreed that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. is reasonably acceptable to the Sellers), (d) the determination by the Board of Directors of the Company that the Company shall have sufficient lawfully available funds to purchase the Shares in accordance with this Agreement in compliance with the Delaware General Corporation Law, and (e) the consummation of the Company Merger as of or immediately following such sale of the Shares pursuant to paragraph 1 (it being understood that the Company’s and PAETEC’s obligations to cause the consummation of the Company Merger are subject to the conditions set forth in the Merger Agreement).

3. Closing Mechanics. In order to facilitate the closing of the purchase of the Shares under paragraph 1, (a) the Sellers (i) agree to deposit with the Sellers’ counsel pending closing of the Company Merger and the sale of the Shares hereunder, not less than five business days prior to the scheduled closing date as advised by the Company, the stock certificates evidencing all Shares then outstanding and (ii) agree that certificates, if any, evidencing any additional Dividend Shares that may be issued during the term of this Agreement shall also be directly deposited with the Sellers’ counsel pending such closing (it being understood that prior to the date hereof, no such certificates have been issued), and (b) each THL Seller (i) agrees that Thomas H. Lee Equity Fund IV, L.P. shall act, and is hereby appointed, as the agent, proxy and attorney-in-fact for such THL Seller (the “THL Agent”) for purposes of any actions to be taken (including any documents delivered) by or on behalf of such THL Seller in connection with the transactions contemplated by this Agreement or any amendment to, waiver of or extension of this Agreement and (ii) agrees that all amounts payable to the THL Sellers hereunder shall be aggregated and satisfied by a single payment of such aggregate amount to be made to an account to be designated by the THL Agent to the Company before the closing of the Company Merger and the sale of the Shares hereunder. The parties agree that in the event any certificates evidencing the Shares of a Seller shall have been lost, stolen or destroyed, such Seller’s obligations under clause (a) of the foregoing sentence shall be satisfied upon the making by such Seller of an affidavit of that fact; provided, however, that the Company may, in its discretion, require such Seller to deliver an agreement of indemnification in a form reasonably satisfactory to the Company against any claim that may be made against the Company in respect of the certificates alleged to have been lost, stolen or destroyed. The parties agree that, if this Agreement is terminated without a purchase of the Shares having occurred, any certificates for the Shares previously deposited with the Sellers’ counsel shall be returned promptly (and in any event within two business days) to the Bain Seller and THL Agent, respectively.

4. Cooperation by Sellers. Unless and until this Agreement shall be terminated, the Sellers agree that, solely in their capacity as stockholders of the Company and not in their capacity as directors (as applicable), (a) the Sellers shall be deemed to have timely provided and not revoked as of the date of this Agreement or as of the consummation of the sale of the Shares hereunder, as required or necessary, any and all approvals, consents or waivers of, to or under, any terms of the Preferred Stock Agreements (and only such agreements), including but not limited to, in respect of Sections 6(e) and 10 of the Designation and Section 3.2(f) of the Corporate Governance Agreement, solely as are required or necessary for the Company to consummate the Company Merger, the other transactions contemplated in the Merger Agreement and the purchase of the Shares under paragraph 1 (in each case including any related financing) and to enter into this Agreement, the Merger Agreement and agreements specifically contemplated by the Merger Agreement without causing a breach of or default under any Preferred Stock Agreement; provided, that such approval, consent and waiver is contingent upon the consummation of the transactions contemplated by this Agreement, (b) provided that, at the time of such stockholders’ meeting, no condition specified in paragraph 2 could not reasonably be expected to be satisfied in full on or prior to the Outside Date (as defined in the Merger Agreement), at any stockholders’ meeting of the Company at which any approval or consent of matters in connection with the Company Merger shall be sought, the Sellers shall cause the Shares and any other voting securities of the Company, whether issued before or after the date of this Agreement, that the Sellers purchase or with respect to which the Sellers otherwise acquire record or beneficial ownership after the date of this Agreement (such Shares and such other voting securities of the Company, the “Voting Shares”) to be counted as present thereat for the purpose of establishing a quorum and voted in person or by proxy in favor of each of the Merger Agreement, the Company Charter Amendment and the New Equity Plan (as each of the foregoing terms is defined in the Merger Agreement) and any other transactions specifically contemplated by the Merger Agreement, (c) the Sellers shall not request any “demand registrations” under the Registration Rights Agreement, dated as of April 11, 2000, by and among the Company and the “Investors” identified therein, (d) the Sellers shall not take or permit their representatives to take actions inconsistent with their obligations under this Agreement and (e) the Sellers agree that each of Arunas A. Chesonis and Keith M. Wilson, in his capacity as an officer of PAETEC, shall act, and is hereby appointed, as the agent, proxy and attorney-in-fact for each such Seller, with full power of substitution and resubstitution, solely to cause the Voting Shares to be counted as present and to vote the Voting Shares prior to the termination of this Agreement in accordance with paragraph 4(b). With respect to the proxy and power of attorney granted by the THL Sellers under paragraph 3(b) and the proxy and power of attorney granted by the Sellers under paragraph 4(e), (w) such Sellers shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy, (x) such proxy and power of attorney shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Sellers inconsistent with such proxy, (y) such power of attorney is a durable power of attorney and shall survive the dissolution or bankruptcy of such Seller, and (z) such proxy and power of attorney shall terminate upon the termination of this Agreement. Notwithstanding anything herein to the contrary, without the prior written consent of each Seller or the THL Agent, as applicable, neither PAETEC nor the Company shall waive the condition set forth in Section 6.1(h) of the Merger Agreement requiring the repurchase of the Shares contemplated by this Agreement.

5. Termination of Existing Agreements. Effective upon the closing of the purchase of the Shares hereunder, all agreements among the Company and the Sellers or among the Company, the Sellers and the Former Class B Stockholders, in each case entered into as of April 11, 2000, and in each case, as amended and in effect as of the date hereof (collectively, the “Preferred Stock Agreements”), shall terminate and become null and void.

6. Conduct of Sellers Pending Closing. Unless and until this Agreement shall be terminated and except for the sale of the Shares hereunder, consents and approvals required by paragraph 4, the voting agreement and proxy appointment under paragraph 4 and all other agreements and obligations of the Sellers hereunder, unless authorized in advance by the Company’s Board of Directors, by the affirmative vote of at least a majority of its members not affiliated with the Sellers, and by PAETEC’s Board of Directors, the Sellers, solely in their capacity as stockholders of the Company and not in their capacity as directors (as applicable), agree (a) not to sell or otherwise transfer any of their Voting Shares or any economic, voting or other direct or indirect interest therein, (b) not to exercise any conversion or redemption rights they have pursuant to the terms of the Designation, (c) not to grant a proxy or enter into any voting agreement concerning any of the Voting Shares, and (d) at any meeting of the stockholders of the Company, to vote (or cause to be voted) the Voting Shares against (x) any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization or recapitalization of or by the Company or any of its subsidiaries (except in connection with the Mergers), or (y) any amendment of the Company’s certificate of incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries (except in connection with the Mergers), for the purpose of impeding, frustrating, preventing or nullifying the Merger Agreement, the Mergers or any of the other transactions contemplated by the Merger Agreement. Each Seller agrees that on the Closing Date such Seller (as applicable) shall cause its designees to the Company’s Board of Directors to resign.

7. Nature of Obligations. The obligations of each of the Sellers hereunder shall be several and not joint with any other party and be limited to the Voting Shares owned (beneficially or of record) by such Seller.

8. Representations and Warranties. Each of the Sellers hereby represents and warrants to the Company that: (a) such Seller has the power and authority to enter into and deliver this Agreement and perform its obligations under this Agreement and, with respect to Sellers that are not natural persons, such Seller’s execution and delivery of this Agreement and performance of its obligations hereunder have been duly and validly authorized by any necessary corporate or similar proceedings on the part of such Seller, (b) this Agreement is binding on such Seller and enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability, (c) the execution and delivery of this Agreement and the performance by such Seller of its obligations hereunder do not require the authorization, consent, approval, license, exemption or other action by, or filing with, any third party or governmental authority, do not violate applicable law or conflict with or result in a breach of any of such Seller’s organizational documents (as applicable) or contractual obligations, (d) such Seller owns the Shares that are identified as to such Seller on Exhibit A to this Agreement and that such Shares are free and clear of any liens, claims or encumbrances of any kind apart from such Seller’s obligations under this Agreement and the Preferred Stock Agreements, and (e) other than the shares that are identified as to such Seller on Exhibit A to this Agreement, such Seller does not own (beneficially or of record) any voting securities of the Company. The Company hereby represents and warrants to the Sellers that (x) the Company has the power and authority to enter into this Agreement and perform its obligations under this Agreement and the Company’s execution and delivery of this Agreement and performance of its obligations hereunder have been duly and validly authorized by all necessary corporate proceedings on the part of the Company, except for the determination by the Board of Directors of the Company that the Company shall have sufficient lawfully available funds to purchase the Shares in accordance with this Agreement in compliance with the Delaware General Corporation Law, (y) this Agreement is binding and enforceable in accordance with its terms on the Company, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability, and (z) the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder do not require the authorization, consent, approval, license, exemption or other action by, or filing with, any third party or governmental authority, do not violate applicable law or conflict with or result in a breach of any of the Company’s organizational documents or contractual obligations.

9. Termination of Agreement. This Agreement shall remain in full force and effect until, and the provisions of paragraphs 1 through 6 (inclusive) and paragraph 8 shall terminate (with respect to each party to each such provision) upon, the earliest to occur of any of the following: (i) the Merger Agreement is amended or modified or provisions waived, without the prior written consent of the Sellers or their attorney-in-fact, in a manner that is materially adverse to the Sellers, it being understood that (x) any waiver or failure of the condition to consummate the purchase of the Shares, or any amendment or modification that materially impedes, materially frustrates, prevents or nullifies the purchase of the Shares, shall be a non-exclusive example of an event that is materially adverse to the Seller and (y) any change in the nature or amount of the consideration payable in the Mergers shall be deemed not to be materially adverse to the Sellers, (ii) the Merger Agreement, as it may be amended or modified from time to time, is terminated in accordance with its terms, (iii) the consummation of the Mergers and the sale and purchase of the Shares hereunder, (iv) the written agreement to terminate such provisions executed by each of the Company, the Sellers, and PAETEC in respect of the applicable PAETEC Provisions (as defined in paragraph 21) and (v) the Outside Date (as defined in the Merger Agreement in effect on the date hereof).

10. Notice. All notices, requests, claims, demands and other communications (“Notices”) under this Agreement shall be in writing and sent by certified or registered mail, return receipt requested, a recognized overnight courier service, telecopier or personal delivery, as follows: (a) if to the Company or to any Former Class B Stockholder, to: (a) US LEC Corp., Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina 28211, Attention: Chief Financial Officer, Telecopier: (704) 319-1200, with a required copy to: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York 10036, Attention: Nancy Lieberman, Telecopier: (917) 777-2050, (b) if to the Bain Seller, in care of: Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116, Attention: Michael A. Krupka, Telecopier: (617) 572-3274, with a required copy to: Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110-2624, Attention: Julie H. Jones and Philip J. Smith, Telecopier: (617) 951-7050, (c) if to the THL Sellers, in care of: Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor, Boston, Massachusetts 02110, Attention: Anthony J. DiNovi, Telecopier: (617) 227-3514, with a required copy to: Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, Attention: Julie H. Jones and Philip J. Smith, Telecopier: (617) 951-7050, and (d) if to PAETEC, to: PAETEC Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Chief Financial Officer, Telecopier: (585) 340-2563, with a required copy to: Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, Attention: Richard Parrino, Telecopier: (703) 610-6200. All Notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied. A party may change its address for purposes of this Agreement by Notice in accordance with this paragraph 10.

11. Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

12. No Other Rights. Nothing in this Agreement shall be considered to give any person other than the parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the parties and their respective successors and permitted assigns.

13. Equitable Relief. Each of the parties acknowledges that a breach by it of any provision contained in this Agreement will cause the other parties to sustain damage for which they would not have an adequate remedy at law for money damages, and therefore each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

14. Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

15. Headings. All references in this Agreement to “paragraph” or “paragraphs” refer to the corresponding numbered paragraph or paragraphs of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that state’s conflicts of laws principles.

18. Amendments; Waivers. Any amendment or modification of or to: (a) any General Provision (as defined in paragraph 21), and any consent to any departure of any party to this Agreement from the terms of any provision of the General Provisions, shall be effective only if it is made or given in writing and signed by each party to this Agreement or its attorney-in-fact; (b) any PAETEC-Specific Provision (as defined in paragraph 21), and any consent to any departure of any party to any PAETEC-Specific Provision from the terms of any PAETEC-Specific Provision, shall be effective only if it is made or given in writing and signed by each party to such PAETEC-Specific Provision or its attorney-in-fact; (c) any Class B-Specific Provision (as defined in paragraph 21), and any consent to any departure of any party to any Class B-Specific Provision from the terms of any Class B-Specific Provision, shall be effective only if it is made or given in writing and signed by each party to such Class B-Specific Provision or its attorney-in-fact; and (d) any Other Provision (as defined in paragraph 21), and any consent to any departure of any party to any Other Provision from the terms of any Other Provision, shall be effective only if it is made or given in writing and signed by each party to such Other Provision or its attorney-in-fact. Notwithstanding the foregoing provisions of this paragraph 18, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any party entitled to the benefits thereof only by a written instrument signed by such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

19. Successors and Assigns. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign any of its rights under this Agreement without the prior written consent of each of the Company, the Sellers and PAETEC.

20. Expenses. The Company agrees to pay the Sellers their reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including those of Ropes & Gray LLP in an amount no greater than $100,000, payable within 10 days after presentation to the Company of reasonable documentation for such fees, expenses and costs.

21. Certain Provisions. Notwithstanding any provision of this Agreement to the contrary: (a) PAETEC shall be a party to this Agreement solely in respect of, and solely for the purposes of, the terms and conditions of this Agreement set forth in the General Provisions and paragraphs 4, 6, 7 and 9 (such terms and conditions, the “PAETEC-Specific Provisions” and, together with the General Provisions, the “PAETEC Provisions”), and PAETEC shall not be a party to this Agreement in respect of, or for purposes of, any of the terms and conditions of this Agreement that are not PAETEC Provisions; and (b) each Former Class B Stockholder shall be a party to this Agreement solely in respect of, and solely for the purposes of, the terms and conditions of this Agreement set forth in the General Provisions and paragraph 5 (such terms and conditions, the “Class B-Specific Provisions” and, together with the General Provisions, the “Class B Provisions”), and no Former Class B Stockholder shall be a party to this Agreement in respect of, or for purposes of, any of the terms and conditions of this Agreement that are not Class B Provisions, except that each Former Class B Stockholder’s rights and obligations under paragraph 5 may be terminated in accordance with paragraph 9. For the avoidance of doubt, the Company and the Sellers are parties to all provisions of this Agreement. For purposes of this Agreement: (x) “General Provisions” means the terms and conditions of this Agreement set forth in paragraphs 10 through 19 (inclusive) and this paragraph 21; and (y) “Other Provisions” means the terms and conditions of this Agreement, except for those set forth in the General Provisions, the PAETEC-Specific Provisions and the Class B-Specific Provisions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

US LEC CORP.

By:	/s/ Richard T. Aab
Name:	Richard T. Aab
Title:	Chairman of the Board

PAETEC CORP.
(as a party to this Agreement solely to the extent provided in paragraph 21)

By:	/s/ Arunas A. Chesonis
Name:	Arunas A. Chesonis
Title:	President, Chief Executive Officer and Chairman

THE “BAIN SELLER”:

BAIN CAPITAL CLEC INVESTORS, L.L.C.

By:	Bain Capital Fund VI, L.P.,
its Administrative Member
By:	Bain Capital Partners VI, L.P.,
its General Partner
By:	Bain Capital Investors VI, Inc.,
its general partner

By:	/s/ Michael A. Krupka
Name:	Michael A. Krupka
Title:	Managing Director

THE “THL SELLERS”:

THOMAS H. LEE EQUITY FUND IV, L.P.

By:	THL Equity Advisors IV, LLC,
its general partner

By:	/s/ Anthony J. DiNovi
Name:	Anthony J. DiNovi
Title:	Managing Director

THOMAS H. LEE FOREIGN FUND IV-B, L.P.

By:	THL Equity Advisors IV, LLC,
its general partner

By:	/s/ Anthony J. DiNovi
Name:	Anthony J. DiNovi
Title:	Managing Director

THOMAS H. LEE FOREIGN FUND IV, L.P.

By:	THL Equity Advisors IV, LLC,
its general partner

By:	/s/ Scott M. Sperling
Name:	Scott M. Sperling
Title:	Managing Director

PUTNAM INVESTMENT HOLDINGS LLC

By:	Putnam Investments, LLC,
Its:	Managing Member

By:	/s/ Woody Bradford
Name:	Woody Bradford
Title:	Managing Director

1997 THOMAS H. LEE NOMINEE TRUST

By:	/s/ Paul D. Allen
Name:	Paul D. Allen
Title:	Vice President

THOMAS H. LEE CHARITABLE INVESTMENT L.P.

By:	/s/ Thomas H. Lee
Name:	Thomas H. Lee
Title:	President

/s/ David V. Harkins
DAVID V. HARKINS

THE HARKINS 1995 GIFT TRUST

By:	/s/ Sheryll J. Harkins
Name:	Sheryll J. Harkins
Trustee

/s/ Scott A. Schoen
SCOTT A. SCHOEN

/s/ C. Hunter Boll
C. HUNTER BOLL

/s/ Scott M. Sperling
SCOTT M. SPERLING

/s/ Anthony J. Dinovi
ANTHONY J. DINOVI

/s/ Thomas M. Hagerty
THOMAS M. HAGERTY

/s/ Warren C. Smith, Jr.
WARREN C. SMITH, JR.

/s/ Seth W. Lawry
SETH W. LAWRY

/s/ Kent R. Weldon
KENT R. WELDON

/s/ Terrence M. Mullen
TERRENCE M. MULLEN

/s/ Todd M. Abbrecht
TODD M. ABBRECHT

/s/ Charles A. Brizius
CHARLES A. BRIZIUS

/s/ Scott Jaeckel
SCOTT JAECKEL

/s/ Soren Oberg
SOREN OBERG

/s/ Thomas R. Shepherd
THOMAS R. SHEPHERD

/s/ Wendy L. Masler
WENDY L. MASLER

/s/ Andrew D. Flaster
ANDREW D. FLASTER

ROBERT SCHIFF LEE 1988 IRREVOCABLE TRUST

By:	/s/ Charles W. Robins
Name:	Charles W. Robins
Title:	Trustee
/s/ Stephen Zachary Lee
STEPHEN ZACHARY LEE

/s/ Charles W. Robins
CHARLES W. ROBINS AS CUSTODIAN FOR JESSE LEE

/s/ Charles W. Robins
CHARLES W. ROBINS AS CUSTODIAN FOR NATHAN LEE

/s/ Charles W. Robins
CHARLES W. ROBINS

/s/ James Westra
JAMES WESTRA

THL-CCI INVESTORS LIMITED PARTNERSHIP

By:	THL Investment Management Corp.,
its general partner

By:	/s/ Thomas H. Lee
Name:	Thomas H. Lee
Title:

/s/ Adam A. Abramson
ADAM A. ABRAMSON

/s/ Joanne M. Ramos
JOANNE M. RAMOS

/s/ P. Holden Spaht
P. HOLDEN SPAHT

/s/ Nancy M. Graham
NANCY M. GRAHAM

/s/ Gregory A. Ciongoli
GREGORY A. CIONGOLI

/s/ WM. Matthew Kelly
WM. MATTHEW KELLY

/s/ Kevin F. Sullivan
KEVIN F. SULLIVAN

/s/ Diane M. Barriere
DIANE M. BARRIERE

/s/ Kim H. Oakley
KIM H. OAKLEY

/s/ Richard T. Aab
Richard T. Aab
(as a party to this Agreement solely to the extent provided in paragraph 21)

MELRICH ASSOCIATES, L.P.
(as a party to this Agreement solely to the extent provided in paragraph 21)

By:	/s/ Richard T. Aab
Name:	Richard T. Aab
Title:	General Partner

/s/ Tansukh V. Ganatra
Tansukh V. Ganatra
(as a party to this Agreement solely to the extent provided in paragraph 21)

Exhibit A

Sellers	Number of Original Shares	Number of Dividend Shares	Sum of Original Shares and Dividend Shares
Bain Capital CLEC Investors, L.L.C.	100,000	45,094.5355	145,094.5355
Thomas H. Lee Equity Fund IV, L.P.	83,533	37,668.8181	121,201.8181
Thomas H. Lee Foreign Fund IV-B, L.P.	8,113	3,658.5197	11,771.5197
Thomas H. Lee Foreign Fund IV, L.P.	2,859	1,289.2528	4,148.2528
Putnam Investment Holdings, LLC	1,374	619.5991	1,993.5991
1997 Thomas H. Lee Nominee Trust	1,104	497.8436	1,601.8436
Thomas H. Lee Charitable Investment Limited Partnership	543	244.8633	787.8633
David V. Harkins	294	132.5779	426.5779
Scott A. Schoen	245	110.4817	355.4817
C. Hunter Boll	245	110.4817	355.4817
Scott M. Sperling	245	110.4817	355.4817
Anthony J. DiNovi	245	110.4817	355.4817
Thomas M. Hagerty	245	110.4817	355.4817
Warren C. Smith, Jr.	245	110.4817	355.4817
Seth W. Lawry	102	45.9964	147.9964
Kent R. Weldon	68	30.6642	98.6642
Terrence M. Mullen	54	24.3509	78.3509
Todd M. Abbrecht	54	24.3509	78.3509
Robert Schiff Lee 1988 Irrevocable Trust	50	22.5473	72.5473
Stephen Zachary Lee	50	22.5473	72.5473
Charles A. Brizius	41	18.4884	59.4884
The Harkins 1995 Gift Trust	33	14.8813	47.8813
Thomas R. Shepherd	29	13.0772	42.0772
Charles W. Robins as Custodian for the Jesse Lee 2000 Trust	25	11.2736	36.2736
Charles W. Robins as Custodian for the Nathan Lee 2000 Trust.	25	11.2736	36.2736
Charles W. Robins	20	9.0191	29.0191
James Westra	20	9.0191	29.0191
Wendy L. Masler	20	9.0191	29.0191
Andrew D. Flaster	17	7.6660	24.6660
Scott L. Jaeckel	15	6.7641	21.7641
Soren L. Oberg	15	6.7641	21.7641
Adam A. Abramson	12	5.4111	17.4111
Joanne M. Ramos	12	5.4111	17.4111
P. Holden Spaht	7	3.1564	10.1564
Nancy M. Graham	12	5.4111	17.4111
Gregory A. Ciongoli	12	5.4111	17.4111
Wm. Matthew Kelly	12	5.4111	17.4111
Kevin F. Sullivan	2	0.9017	2.9017
Diane M. Barriere	2	0.9017	2.9017
Kim H. Oakley	1	0.4509	1.4509

Total	200,000.00	90,189.0690	290,189.0690